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                                                                    EXHIBIT 10.3

                                 SYNOPSYS, INC.

                       1998 NONSTATUTORY STOCK OPTION PLAN
                          (AS AMENDED APRIL 27, 1999)



                                   ARTICLE ONE

                                     GENERAL

I.      PURPOSE OF THE PLAN

        A. This 1998 Nonstatutory Stock Option Plan (the "Plan") is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the "Corporation"), by providing (i) key employees (excluding officers and directors) of the Corporation (or its parent or subsidiary corporations) who contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations) and (ii) consultants and other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

        B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.     ADMINISTRATION OF THE PLAN

        A. Administrator. The Plan shall be administered by (i) the Board of Directors (the "Board"), or (ii) a committee of Directors appointed by the Board, which committee shall be constituted to satisfy applicable laws (in either case, the "Administrator"). The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section II(A) and revest in the Board the administration of the Plan.




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        B.      Powers of the Administrator. In particular and without
limitation, the Administrator, subject to the terms of the Plan, shall have the authority, in its discretion to:

                (i) select the employees and consultants to whom Options may be granted;

                (ii) determine whether and to what extent Options are to be granted under the Plan;

                (iii) determine the number of shares to be covered by each Option granted under the Plan; and

                (iv) determine the terms and conditions of any Option granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Administrator.

        C. Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option and any Option agreement and may otherwise supervise the administration of the Plan. Any determination made by the Administrator pursuant to the provisions of the Plan with respect to any Option shall be made in its sole discretion at the time of the grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Plan participants. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Option.

III.    ELIGIBILITY

        The persons eligible to receive option grants (the "Optionee(s)") are as follows:

                (i) key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                (ii) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations.

IV.     STOCK SUBJECT TO THE PLAN

        A. Shares of the Corporation's common stock (the "Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including




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shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed the sum of 3,116,736 shares.

        B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares issued under the Plan shall not be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

        C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities and price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options.

        The adjustments determined by the Administrator shall be final, binding and conclusive.

        D. Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions determined by the Administrator.


                                   ARTICLE TWO

                                  OPTION GRANTS

I.      TERMS AND CONDITIONS OF OPTIONS

        Options granted pursuant to the Plan shall be authorized by action of the Administrator and will be nonstatutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below.

        A.      Option Price.

                (1) The option price per share shall be fixed by the Administrator. In no event, however, shall it be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.




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                (2)     The option price shall become immediately due upon
exercise of the option and, subject to the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                        (a) full payment in cash or check drawn to the Corporation's order;

                        (b) full payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

                        (c) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or

                        (d) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                (3) The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                        (a) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                        (b) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted




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in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        B. Term and Exercise of Options. Each option shall be exercisable at such time or times and during such period as is determined by the Administrator and set forth in the stock option agreement evidencing the grant; provided that at least 75% of the options granted hereunder shall become exercisable ratably over a four year period from the date of grant, with the vesting interval (i.e., monthly, quarterly, etc.) and any period prior to the commencement of vesting determined in each case by the Plan Administrator. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. An option may not be exercised for a fraction of a share. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

        C.      Termination of Service.

                (1)     Except to the extent otherwise provided pursuant to
Section III of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under the Plan which are held by the Optionee at the time of his or her cessation of Service or death.

                        (a) Should the Optionee cease Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while holding one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section III of this Article Two) remain exercisable beyond the limited post-Service period designated by the Administrator at the time of the option grant and set forth in the option agreement.

                        (b) Any option granted to an Optionee under the Plan and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the expiration of the period designated by the Administrator at the time of the option grant and set forth in the option agreement, which may be any period from one month to three years measured from the date of the Optionee's death, or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                        (c) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.




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                        (d)     During the limited post-Service exercise period,
the option may not be exercised for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, upon the Optionee's cessation of Service, each outstanding option at the time held by the Optionee shall immediately terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                        (e) Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be exercisable.

                (2) The Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                (3) For purposes of the foregoing provisions of this Section I (and for all other purposes under the Plan):

                        (a) The Optionee shall (except to the extent otherwise specifically provided in the applicable option agreement) be deemed to remain in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                        (b) The Optionee shall be considered to be an Employee for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

        D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

V.      CORPORATE TRANSACTIONS/CHANGES IN CONTROL




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        A.      In the event of any of the following stockholder-approved
transactions to which the Corporation is a party (a "Corporate Transaction"):

                (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

                (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Administrator at the time of the option grant. The determination of comparability under clause (i) or (ii) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

        B. Immediately after the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

        C. Each outstanding option under the Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the maximum number and/or class of securities available for issuance under the Plan and the total number and/or class of securities for which stock options may be granted to any one participant in the Plan shall be appropriately adjusted following the consummation of the




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Corporate Transaction to reflect the effect of such transaction upon the
Corporation's capital structure.

        D. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        E. The Administrator shall have the discretionary authority, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Change in Control. Alternatively, the Administrator shall have full power and authority to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

        F. For purposes of this Section II, a Change in Control shall be deemed to occur in the event:

                (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

VI.     EXTENSION OF EXERCISE PERIOD

        The Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I of this Article Two to such greater period of time as the Administrator shall deem appropriate; provided,




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however, that in no event shall such option be exercisable after the specified expiration date of the option term.



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                                  ARTICLE THREE

                                  MISCELLANEOUS

I.      [INTENTIONALLY OMITTED.]

II.     AMENDMENT OF THE PLAN AND OPTIONS

        A. The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment.

III.    TERM OF PLAN

        The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Article Two of the Plan.


IV.     USE OF PROCEEDS

        Any cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.

V.      REGULATORY APPROVALS

        A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

        B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VI.     NO EMPLOYMENT/SERVICE RIGHTS

        Neither the action of the Company in establishing the Plan, nor any action taken by the Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or




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subsidiary corporation) for any period of specific duration, and the Corporation
(or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VII.    MISCELLANEOUS PROVISIONS

        A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

        B. The provisions of the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

        C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.




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